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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                                SECOND AMENDMENT

            SECOND AMENDMENT, dated as of October 31, 2001 (this "Amendment"), to the Amended and Restated Credit and Guarantee Agreement, dated as of September 29, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Exide Technologies, a Delaware corporation (the "Company"), the Borrowing Subsidiaries signatories thereto, the Guarantors signatories thereto, the several Lenders from time to time parties thereto, Credit Suisse First Boston, as sole book manager (in such capacity, the "Book Manager"), Credit Suisse First Boston, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and others.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; and

            WHEREAS, the Borrowers have requested the Lenders to consent to the amendment of certain provisions of the Credit Agreement, and the Lenders are willing to consent to such amendments upon and subject to the terms and conditions hereinafter set forth;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            SECTION 2. Amendments to Credit Agreement. On the Effective Date (as hereinafter defined) the Credit Agreement shall be amended as follows:

            (a) Amendments to Section 1.1. Section 1.1 of the Credit Agreement shall be amended as follows:

                  (i) The following defined terms, together with the related definitions, shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical position:

                  "Effective Date of the Second Amendment": the "Effective Date"
            as defined in the Second Amendment.

                  "Revolving Outstandings": on any date, the sum of (a) the
            aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of all Swing Line Loans then outstanding."

                  "Second Amendment": the Second Amendment, dated as of October
            31, 2001, to this Agreement.
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                  "Suspension Period": the period from and including the last day of FQ2 2002 (ended September 30, 2001) through and including December 28, 2001.

            (b) Amendments to Section 3.2. Section 3.2 of the Credit Agreement shall be amended as follows:

                  (i) The first sentence of Section 3.2(a) of the Credit Agreement shall be amended to read in its entirety as follows:

            "The Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a facility fee for the period from and including the Restatement Effective Date to the later of (i) the last day of the Revolving Credit Commitment Period and (ii) the date on which all Revolving Outstandings shall have been repaid in full, computed at the Facility Fee Rate on the amount of the Revolving Credit Commitment of such Lender during the period for which payment is made (or, in the case of payments made pursuant to the foregoing clause (ii) in respect of any period after the end of the Revolving Credit Commitment Period, computed on the average daily amount of Revolving Outstandings of such Lender during such period), payable quarterly in arrears on the third Business Day of each January, April, July and October for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, and on the Revolving Credit Termination Date and on any date after the Revolving Credit Termination Date on which all Revolving Outstandings are repaid in full."

                  (ii) The following new Section 3.2(f) shall be added after
      Section 3.2(e) of the Credit Agreement:

            "(f) The Borrowers agree to pay to the Administrative Agent for the account of each Lender who signs and returns the Second Amendment by November 6, 2001, an amendment fee of 0.10% of the sum of (x) the aggregate outstanding principal amount of Term Loans of such Lender and (y) the amount of the Revolving Credit Commitment of such Lender, such fee payable on the earlier of (i) December 28, 2001 or
            (ii) the effective date of the amendment, if any, to the Credit Agreement next succeeding the Second Amendment."

            (c) Amendments to Section 7.2. Section 7.2 of the Credit Agreement shall be amended by (i) deleting the word "and" at the end of paragraph (f) thereof, (ii) adding a semicolon and the word "and" in place of the period at the end of paragraph (g) thereof and (iii) adding the following new Section 7.2(h) after Section 7.2(g) of the Credit Agreement:

            "(h) during the Suspension Period and commencing with the week ending October 26, 2001, on or before the last Business Day of each calendar week, deliver to the Administrative Agent and the Lenders, in form and detail reasonably satisfactory to the Administrative Agent, (i) a cash flow forecast setting forth a projection of cash flows for the Borrower and its Subsidiaries for the week in which such report is delivered and the next succeeding eleven weeks and (ii) a comparison of the actual cash flows of the
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      Borrower and its Subsidiaries for the week immediately preceding the week in which such report is delivered as against the forecast for such immediately preceding week shown in the cash flow forecast delivered pursuant to the preceding clause (i) at the end of such immediately preceding week; provided that no such comparison pursuant to the preceding clause (ii) shall be required for the week ending October 26, 2001."

            (d) Amendments to Section 7. Section 7 of the Credit Agreement shall be amended by adding a new Section 7.12 as follows:

                  "7.12 Foreign Collateral. Use its best efforts to cause to be granted to the Administrative Agent on behalf of the Lenders, as promptly as practicable after the Effective Date of the Second Amendment, perfected first-priority security interests (subject to customary permitted liens) in substantially all assets and capital stock of Foreign Subsidiaries, to the extent that such security interests can be created without violating, constituting a default under, requiring prepayment of or triggering any mandatory option to purchase any applicable Contractual Obligation of the Company or any of its Subsidiaries and without unfavorable tax consequences to the Company and its Subsidiaries."

            (e) Amendments to Section 8. Section 8 of the Credit Agreement shall be amended by adding a new Section 8.17 as follows:

                  "8.17 Limitation on prepayments during Suspension Period. From and after the Effective Date of the Second Amendment and for the duration of the Suspension Period, make or offer to make any voluntary prepayment or repayment of principal, interest, premium or fees in respect of any Indebtedness (other than Indebtedness under this Agreement), or make or offer to make any optional redemption, purchase or repurchase of any such Indebtedness. To the extent that the provisions of this Section 8.17 prohibit any action that would otherwise be permitted by other provisions of this Agreement or any other Loan Document, the provisions of this Section 8.17 shall control."

            (f) Amendments to Section 12.5. Section 12.5 of the Credit Agreement shall be amended by deleting the word "and" immediately prior to clause (d) therein and by adding clauses (e) and (f) immediately after clause (d) as follows:

                  "(e) to pay or reimburse the members of the steering committee of Lenders for all of their reasonable out-of-pocket expenses in connection with steering committee meetings and other steering committee activities in connection with this Agreement, and (f) to pay the reasonable fees and expenses (including a reasonable retainer in an amount to be agreed upon) incurred during the Suspension Period of both legal counsel and a financial advisor to the Agents and Lenders selected by the Agents and the Lenders to advise the Agents and Lenders with regard to the Borrowers."

            SECTION 3. Suspension of Sections 8.1(a) and 8.1(c). The provisions of Sections 8.1(a) and 8.1(c) shall not be applicable during the Suspension Period.
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            SECTION 4. Conditions to Effectiveness. This Amendment shall be effective on the date on which all of the following conditions precedent have been satisfied (the "Effective Date"):

            (a) The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Borrowers and the Required Lenders.

            (b) The Company shall have paid all accrued fees and expenses of the Administrative Agent in connection with this Amendment, including the accrued fees and expenses of counsel to the Administrative Agent.

            (c) After giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing.

            SECTION 5. Representations and Warranties. To induce the Lenders parties hereto to enter into this Amendment, each of the Borrowers hereby represents and warrants to the Administrative Agent and all of the Lenders that the representations and warranties made by each of the Borrowers in the Loan Documents are true and correct in all material respects on and as of the date hereof, after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof.

            SECTION 6. Effect on the Loan Documents. (a) Except as specifically amended above, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

            (b) The execution, delivery and effectiveness of this Amendment except as expressly provided herein, shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

            SECTION 7. Affirmation of Loan Documents. Each Loan Party hereby consents to the modification of the Credit Agreement effected hereby and hereby acknowledges and agrees that the obligations of such Loan Party contained in the Loan Documents as modified hereby are, and shall remain, in full force and effect.

            SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the
Administrative Agent.
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        EXIDE TECHNOLOGIES, as a Borrower and as
                                              a Guarantor

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        EXIDE HOLDING EUROPE S.A.
                                        COMPAGNIE EUROPEENNE
                                              D'ACCUMULATEURS S.A.
                                        EURO EXIDE CORPORATIONS. LIMITED
                                        SOCIEDAD ESPANOLA DEL ACUMULADOR
                                              TUDOR, S.A.
                                        TUDOR A.B.
                                        CMP BATTERIJEN B.V.
                                        CMP BATTERIES LIMITED
                                        DEUTSCHE EXIDE STANDBY GMBH
                                        DEUTSCHE EXIDE GMBH
                                        MERCOLEC TUDOR, B.V.,

                                        each as a Borrowing Subsidiary and as
                                              a Guarantor

                                        By:_____________________________________
                                           Name:
                                           Title:
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                                        COMPAGNIA GENERALE ACCUMULATORI
                                              S.P.A.
                                        SOCIETA INDUSTRIALE ACCUMULATORI
                                              S.P.A.
                                        FULMEN IBERICA S.L.
                                        CMP BATTERIJEN N.V.
                                        EXIDE AUTOMOTIVE BATTERIE GMBH
                                        HAGEN BATTERIE A.G.
                                        INDUSTRIA COMPOSIZIONI STAMPATE
                                              S.P.A.
                                        HAGEN BATTERIJEN B.V.
                                        ELECTRO MERCANTIL INDUSTRIAL, S.A.
                                        EXIDE (DAGENHAM) LIMITED
                                        EXIDE FRANCE S.A.S.
                                        FULMEN UK LIMITED
                                        EXIDE AUTOMOTIVE S.A.
                                        SOCIEDADE PORTUGUESA DO
                                              ACUMULADOR TUDOR S.A.
                                        EXIDE DENMARK A/S
                                        GEMALA SWEDEN AB
                                        CENTRA S.A.
                                        MAREG ACCUMULATOREN GMBH
                                        FRIEMANN & WOLFF BATTERIETECHNIK
                                              GMBH
                                        EXIDE S0NNAK A/S
                                        EXIDE AUTOMOTIVE B.V.
                                        EXIDE BATTERIES LIMITED
                                        B.I.G. BATTERIES LIMITED
                                        EXIDE LENDING LIMITED

                                        each as a Guarantor, subject to the
                                              limitations, if any, contained in
                                              Schedule 10.1

                                        By:_____________________________________
                                           Name:
                                           Title:
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                                        CREDIT SUISSE FIRST BOSTON, as Joint
                                              Lead Arranger, Book Manager and
                                              Administrative Agent

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        SALOMON SMITH BARNEY INC., as Joint Lead
                                              Arranger

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        SALOMON SMITH BARNEY INC., as
                                              Syndication Agent

                                        By:_____________________________________
                                           Name:
                                           Title:
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                                        [LENDER NAME]

                                        By:_____________________________________
                                           Name:
                                           Title: